UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
May 25, 2011

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-17733

West Virginia	55-0169957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV   25313
 (Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 25, 2011, the Audit Committee of the Board of Directors of City Holding Company (the “Registrant”) approved the dismissal of Gibbons & Kawash (“G&K”) as the independent registered public accounting firm for the City Holding Company 401k Plan and Trust (the “401(k) Plan”).  Further, on May 25, 2011, the Audit Committee of the Board approved Dixon Hughes Goodman LLP as the 401(k) Plan’s new independent registered public accounting firm for the year ended December 31, 2010.

The report of G&K on the financial statements of the 401(k) Plan for the years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2009 and 2008 and through May 25, 2011, there were no disagreements with G&K on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of G&K would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the 401(k) Plan’s financial statements for such years.

No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the years ended December 31, 2009 and 2008 and through May 25, 2011 with respect to the 401(k) Plan.

The 401(k) Plan provided a copy of the foregoing disclosures to G&K prior to the date of the filing of this report and requested that G&K furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished in response to that request is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Effective on May 25, 2011, the Registrant engaged Dixon Hughes Goodman LLP as its new independent registered public accounting firm for the 40l(k) Plan, effective immediately. Prior to its appointment as independent accountants, Dixon Hughes Goodman LLP had not been consulted by the Registrant on any of the matters referenced in Regulation S-K Item 304(a)(2).

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

99.1	Letter of Gibbons & Kawash regarding change in certifying accountant.

Signatures

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: May 26, 2011	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer